EXHIBIT (e)

                             JOINT FILING AGREEMENT


          Pursuant to Rule 13(d)-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D, including any amendments thereto.

          This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute on and the same instrument.




Date:  November 13, 2001


                                  DIAGEO PLC



                                  By:  /s/ Roger Myddelton
                                     -------------------------------------------
                                       Name: Roger Myddelton
                                       Title: Company Secretary


                                  SELVIAC NEDERLAND B.V.



                                  By:  /s/ M.C.T.M. Gerichhausen
                                     -------------------------------------------
                                       Name: M.C.T.M. Gerichhausen
                                       Title: Director


                                  SELVIAC NEDERLAND B.V.



                                  By:  /s/ C.M. Day
                                     -------------------------------------------
                                       Name: C.M. Day
                                       Title: Director